Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                           For the Month of May 2000
                       Distribution Date of June 20, 2000
                            Servicer Certificate #44

Original Pool Amount                                   $486,507,362.75

Beginning Pool Balance                                  $49,552,250.82
Beginning Pool Factor                                        0.1018530

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $4,529,776.42
     Interest Collected                                    $392,438.03

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                      $12,706.44
Total Additional Deposits                                   $12,706.44

Repos / Chargeoffs                                          $66,833.71
Aggregate Number of Notes Charged Off                               73

Total Available Funds                                    $4,744,308.28

Ending Pool Balance                                     $45,146,253.30
Ending Pool Factor                                           0.0927966

Servicing Fee                                               $41,293.54

Repayment of Servicer Advances                             $190,612.61

Reserve Account:
     Beginning Balance  (see Memo Item)                  $9,806,862.38
     Target Percentage                                          10.00%
     Target Balance                                      $4,514,625.33
     Minimum Balance                                     $9,730,147.26
     (Release) / Deposit                                   ($76,715.12)
     Ending Balance                                      $9,730,147.26

Current Weighted Average APR:                                   9.505%
Current Weighted Average Remaining Term (months):                13.79

Delinquencies                                             Dollars       Notes
     Installments:               1 - 30 days            $867,052.67      568
                                 31 - 60 days           $269,039.60      182
                                 60+  days              $134,479.52       73

     Total:                                           $1,270,571.79      584

     Balances:                   60+  days            $1,051,153.50       73

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $46,214.48
+    Excess Serv.                                        $30,500.64
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,806,862.38

Exhibit 20.2
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of May 2000

                                                                                       NOTES
                                                                                                        CLASS B        CLASS C
                                      TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 2     CERTIFICATES    CERTIFICATES
                                 $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                                5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance            $49,552,250.82
Ending Pool Balance               $45,146,253.30

Collected Principal                $4,339,163.81
Collected Interest                   $392,438.03
Charge - Offs                         $66,833.71
Liquidation Proceeds / Recoveries     $12,706.44
Servicing                             $41,293.54
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                 $4,703,014.74

Beginning Balance                 $49,552,250.83            $0.00            $0.00   $39,424,470.36   $5,462,060.94   $4,665,719.54

Interest Due                         $266,516.58            $0.00            $0.00      $207,964.08      $29,586.16      $28,966.34
Interest Paid                        $266,516.58            $0.00            $0.00      $207,964.08      $29,586.16      $28,966.34
Principal Due                      $4,405,997.52            $0.00            $0.00    $4,119,607.68     $154,209.91     $132,179.93
Principal Paid                     $4,405,997.52            $0.00            $0.00    $4,119,607.68     $154,209.91     $132,179.93

Ending Balance                    $45,146,253.32            $0.00            $0.00   $35,304,862.68   $5,307,851.03   $4,533,539.61
Note / Certificate Pool Factor                             0.0000           0.0000           0.1493          0.3117          0.3110
   (Ending Balance / Original Pool Amount)
Total Distributions                $4,672,514.10            $0.00            $0.00    $4,327,571.76     $183,796.07     $161,146.27

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                      $30,500.64
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance     $9,806,862.38
(Release) / Draw                     ($76,715.12)
Ending Reserve Acct Balance        $9,730,147.26

Exhibit 20.2
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of May 2000


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                 6                5               4                3                2                 1
                              Dec-99           Jan-00          Feb-00           Mar-00           Apr-00            May-00
Beginning Pool Balance    $73,149,488.29   $68,371,105.77   $62,720,712.10   $58,106,259.40   $54,000,053.23   $49,552,250.82

A)  Loss Trigger:
    Principal of Contracts
      Charged Off             $30,469.18       $46,351.33       $30,718.56      $132,854.35       $78,106.69       $66,833.71
    Recoveries               $160,540.93       $19,939.19       $22,648.10       $62,757.57       $84,134.84       $12,706.44

Loss Trigger - Reserve Account Balance                              Loss Trigger - Certificate Lockout Event
   Total Charged Off (Months 5, 4, 3)         $209,924.24           Total Charged off (Months 1 - 6)            $385,333.82
   Total Recoveries (Months 3, 2, 1)          $159,598.85             Total Recoveries (Months 1 - 6)             $362,727.07
   Net Loss / (Recoveries) for 3 Mos           $50,325.39(a)          Net Loss/(Recoveries) for 6 Mos.             $22,606.75(c)

Total Balance (Months 5, 4, 3)            $189,198,077.27(b)          Total Balance (Months 1 - 6)            $365,899,869.61(d)

Loss Ratio Annualized  [(a/b) * (12)]             0.3192%             Loss Ratio Annualized [(c/d) (12)]             0.07414%

Trigger:  Is Ratio > 1.5%                              No             Trigger:  Is Ratio > 6.0%                            No

                                                                                Mar-00           Apr-00            May-00
B)   Delinquency Trigger:                                                     $1,159,264.88    $1,388,180.48    $1,051,153.50
     Balance delinquency 60+ days                                                  1.99508%         2.57070%         2.12130%
     As % of Beginning Pool Balance                                                1.92411%         2.16624%         2.22903%
     Three Month Average

Trigger:  Is Average > 2.0%                           Yes

C)   Noteholders Percent Trigger:                 2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                            No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer